Exhbit 3.1

CORPORATE BYLAWS, AS AMENDED

OF

EXACTECH, INC.

As amended through March 25, 2010

ARTICLE I

OFFICES AND RESIDENT AGENT

Section 1. PRINCIPAL OFFICE. The principal office of the corporation shall be 2320 N.W. 66th Court, Gainesville, Florida 32653. The corporation also may have other offices at such places, within or without the State of Florida, as the board of directors may from time to time determine the business of the corporation to require.

Section 2. REGISTERED AGENT. The board of directors of the corporation shall designate a registered agent for service of process on the corporation for the state in which the corporation is incorporated and for each state in which the corporation qualifies to do business. The initial registered agent for service of process in the state of incorporation of the corporation shall be set forth in its Articles of Incorporation. Each registered agent and each successor registered agent appointed pursuant to this Section 2 shall file a statement in writing with the Department of State of the State of Florida or state official of any other state accepting the appointment as registered agent simultaneously with being designated, unless such agent signed the document making the appointment.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. ANNUAL MEETING. The annual meeting of the shareholders of the corporation shall be held at the principal office of the corporation (or at such other place within or without the State of Florida as the board of directors, from time to time, may designate) on any business day during the first 4 months of each fiscal year of the corporation, beginning in 1987, with such day to be determined by the board of directors. At each annual meeting, the shareholders shall elect the directors of the corporation whose term has expired, each of whom is to hold office until the expiration of his/her term pursuant to the Company’s Articles of Incorporation, the election and qualification of his successor, or until such director’s earlier resignation, removal from office or death.

Section 2. SPECIAL MEETINGS. Special meetings of the shareholders shall be held when directed by the president or the board of directors, or when requested in writing by the holders of not less than twenty-five percent (25%) of all of the issued and outstanding shares of the capital stock of the corporation. Special meetings of shareholders shall be held within the State of Florida at such place as may be designated in the notice issued with respect to such special meeting.

Section 3. NOTICE. Written notice stating the place, day and hour of the meeting of shareholders (whether annual or special) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting. The written notice shall be delivered either personally or by first class mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, such written notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation.

Section 4. WAIVER OF NOTICE. Whenever any notice is required to be given to any shareholder of this corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or the laws of Florida, a written waiver of such notice signed by the person or persons entitled to such notice, whether before or after the time of the meeting, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of shareholders need be specified in any written waiver of notice. Attendance of a person at a meeting of shareholders shall likewise constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at that meeting.

Section 6. CLOSING OF STOCK TRANSFER BOOKS. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or entitled to receive payment of any dividends, or in order to make a determination of shareholders for any other purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty (60) days. In the event such stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

Section 7. FIXING RECORD DATES. In lieu of closing the stock transfer books pursuant to Section 6 of this Article II, the board of directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty (60) days and not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the date on which notice of the meeting is mailed shall be the record date for such determination of shareholders.

Section 8. SHAREHOLDER QUORUM AND VOTING. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is established at the outset of any meeting, the affirmative vote of the majority of the shares represented and entitled to vote on the subject matter at the meeting shall be the act of the shareholders, unless otherwise provided in this corporation’s Articles of Incorporation. After a quorum has been established at any meeting of shareholders, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment of the meeting.

Section 9. VOTING OF SHARES. Each outstanding share of the common capital stock of the corporation shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders. Treasury stock shall not be voted at any meeting and shall not be counted in determining the outstanding shares of the common capital stock of the corporation.

Section 10. PROXIES. Every shareholder entitled to vote at any meeting of shareholders or to express consent or dissent without a meeting, or any shareholder’s duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact and shall be revocable at the pleasure of the shareholder or attorney-in-fact executing it, except as otherwise provided by law and subject to procedures established by the board of directors. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise specifically provided in the proxy.

Section 11. SHAREHOLDER PROPOSALS.

(a) Only persons who are nominated in accordance with the procedures set forth in this Article II, Section 11 shall be eligible to serve as directors. Nominations of persons for election to the board of directors of this corporation may be made at a meeting of shareholders (1) by or at the direction of the board of directors or (2) by any shareholder of this corporation who is a shareholder of record at the time of giving of notice provided for in this Section 11, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 11.

(b) Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of this corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of this Corporation (1) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the last annual meeting of this corporation’s shareholders; provided, however, that in the event that (i) the date of the annual meeting is changed by more than 30 days from such anniversary date or (ii) the number of directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 70 days prior to the first anniversary of the last annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was first made, and (2) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was first made. Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the shareholder giving the notice (A) the name and address, as they appear on this corporation’s books, of such shareholder and (B) the class and number of shares of this corporation which are beneficially owned by such shareholder and also which are owned of record by such shareholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of this Corporation which are beneficially owned by such person. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the Secretary of this corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

(c) No person shall be eligible to serve as a director of this Corporation unless nominated in accordance with the procedures set forth in this Section 11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 11, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 11.

(d) At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (1) pursuant to this corporation’s notice of meeting, (2) by or at the direction of the board of directors or (3) by any shareholder of this corporation who is a shareholder of record at the time of giving of the notice provided for in this Section 11, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 11.

(e) For business to be properly brought before an annual meeting by a shareholder pursuant to clause (3) of paragraph (d) of this Section 11, the shareholder must have given timely notice thereof in writing to the Secretary of this corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of this corporation (1) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the last annual meeting of this corporation’s shareholders; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, to be timely, notice by the shareholder must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was first made, and (2) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was first made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting

(i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on this Corporation’s books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of this Corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and (iv) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

(f) Notwithstanding anything stated herein to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 11, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 11.

ARTICLE III

DIRECTORS

Section 1. GENERAL POWERS. The board of directors shall have the management and control of the business of the corporation, and, in addition to the power and authority by these Bylaws expressly conferred upon it, the board of directors may exercise all such powers as are expressly or by implication conferred on the board of directors by the Articles of Incorporation, these Bylaws or the laws of Florida.

Section 2. NUMBER OF DIRECTORS. The corporation shall have eight (8) directors, which number may be increased or decreased only by amendment to these Bylaws duly adopted by the board of directors of the corporation, but in no event shall the number of directors be reduced below one (1) and no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3. ELECTION AND TERM. Each person named in the Articles of Incorporation of the corporation as a member of the initial board of directors, and each member of the board of directors elected at the organizational meeting and at any annual meeting of shareholders, shall hold office until the expiration of his/her term pursuant to the Company’s Articles of Incorporation, and until his successor shall have been elected and qualified, or until such member’s earlier resignation, removal from office or death.

Section 4. COMPENSATION. By resolution of the board of directors, any director may be paid his or her expenses, if any, for attendance at any meeting of the board of directors, and may be paid such compensation for the performance of his or her duties as a director as the board of directors shall determine’ either in the form of an annual salary, a fee for attendance at each meeting or such other form of compensation as the board of directors shall deem appropriate. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation for such service.

Section 5. VACANCIES. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors or director, though less than a quorum of the board of directors. Any director elected by the members of the board of directors to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section 6. REMOVAL OF DIRECTORS. At any meeting of shareholders called expressly for the purpose of removing one or more directors, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares of the stock of the corporation then entitled to vote at an election of directors.

Section 7. ANNUAL MEETING. An annual meeting of the board of directors shall be held at the principal office of the corporation, or at the same location or approximately the same location as the annual meeting of shareholders, on the same day and immediately after the adjournment of the annual meeting of shareholders. No notice, except notice of the place of the meeting given as specified in Section 8 of this Article III, shall be required with respect to such annual meeting.

Section 8. SPECIAL MEETINGS. Special meetings of the board of directors may be called by the chairman of the board, the president of the corporation, or by any one (1) director and shall be held at the principal office of the corporation, subject to Section 9 of this Article III. Written notice of the time of any special meetings shall be given to each director either by personal delivery, telegram or cablegram at least two (2) days prior to the meeting, or by written notice sent by first class mail to the director and mailed at least five (5) days before the meeting.

Section 9. WAIVER OF NOTICE. Notice of any special meeting or the place of any annual meeting of the board of directors shall be deemed to have been validly given to any director who signs a waiver of notice of such special or annual meeting, whether such waiver of notice be signed either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time or the meeting, or the manner in which the meeting has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 10. QUORUM AND VOTING. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business unless a greater number is required by the Articles of Incorporation. The act of a majority of the directors present at a meeting at which a quorum is established at the outset shall be the act of the board of directors.

Section 11. ACTION WITHOUT A MEETING. Any action required to be taken or which may be taken at any meeting of the board of directors of the corporation may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all directors is filed in the minutes of the proceedings of the board of directors. Such consent shall have the same effect as a unanimous vote if filed in the minute book of the corporation, and shall be effective the date specified in the written consent.

Section 12. MEETINGS BY TELEPHONE. Members of the board of directors, or any committee appointed by the board, shall be deemed present at any meeting of such board or committee if a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other intelligibly, is used.

Section 13. COMMITTEES. The board of directors, by resolution adopted by the majority of the full board of directors, may appoint from among its members an executive committee, which shall have and may exercise all of the authority of the board of directors to the full extent allowed by law, except as limited by the resolution appointing the committee. The board of directors also may so appoint such other committees, including, without limitation, an audit committee, as it shall consider necessary and appropriate and with such duties and powers as the board of directors shall from time to time designate or authorize.

ARTICLE IV

OFFICERS

Section 1. GENERAL. The officers of the corporation shall consist of a president, a secretary, and a treasurer, and may consist of a chief executive officer, an executive vice president of one or more vice presidents, each of whom shall be elected by the board of directors at its organizational meeting and at each annual meeting of the board of directors thereafter. Any two or more offices may be held by the same individual, except that no one individual shall hold simultaneously the offices of president and secretary or president and vice president. Such elected officers shall serve until their successors are elected and qualified. Such other officers and assistant officers and agents as may be deemed necessary for the conduct of the business of the corporation may be elected or appointed by the board of directors from time to time. Should the board of directors at any time fail to elect a president, one or more vice presidents, a secretary or a treasurer, such failure shall not affect the existence of this corporation.

Section 2. CHIEF EXECUTIVE OFFICER. The chief executive officer of the corporation shall exercise general supervision and control over all the business and affairs of the corporation as directed by the board of directors, act as chairman of the board of directors and preside at meetings of the board of directors, preside at meetings of the shareholders, see that all resolutions and orders of the board of directors is carried into effect and supervise and direct all other officers of the corporation in accordance with the directors of the board of directors.

Section 3. PRESIDENT. The president of the corporation shall be the chief executive officer of the corporations, unless a separate person is elected to that office by the board of directors, and shall have general and active management of the business and affairs of the corporation subject to the directions of the board of directors, have general superintendents and direction over all other officers of the corporation except the chief executive officer and of the agents and employees of the corporation to see that their respective duties are properly performed, operate and conduct the business and affairs of the corporation according to the orders and resolutions of the board of directors and according to his own discretion whenever and wherever it is not expressly limited by such orders and resolutions, submit a report of the operations of the corporation to the board of directors at each regular meeting and to the shareholders at each annual meeting, from time to time report to the board of directors on matters within his knowledge that should be brought to their attention, sign stock certificates and perform such other duties and have such other powers and authority as may be set forth elsewhere in these Bylaws or as may be prescribed by the board of directors from time to time.

Section 4. EXECUTIVE VICE PRESIDENT. The executive vice president of the corporation shall assist the president of the corporation in the performance of his official duties and shall have such other powers and perform such other duties as may be prescribed, from time to time, by the board of directors or by the Bylaws. The executive vice president shall also perform the functions and duties of the president at any time the president is unable to perform his functions and duties.

Section 5. VICE PRESIDENTS. Each of the one or more vice presidents of the corporation shall assist the president in the performance of his official duties and shall have such other powers and perform such other duties as may be prescribed for those respective offices, from time to time, by the board of directors or by the Bylaws. Any vice president shall also perform the functions and duties set forth under Section 3 of this Article IV if no executive vice president is elected.

Section 6. SECRETARY. The secretary shall have custody of r and shall maintain, all corporate records except the financial records. The secretary shall record the minutes of all meetings of the shareholders and board of directors and shall send all notices of such meetings to the parties entitled thereto pursuant to the requirements of these Bylaws and those established by law, unless such responsibility for the sending of such notices is specifically assumed by the president of the corporation or otherwise specifically delegated by the board of directors. The secretary shall maintain also a record of the names and addresses of all shareholders of the corporation and shall act as transfer agent for the corporation unless the board of directors shall specifically designate another individual to serve in such capacity.

Section 7. TREASURER. The treasurer shall have custody of all corporate funds and financial records of the corporation and shall keep full and accurate accounts of receipts and disbursements. Not later than ninety (90) days after the close of each fiscal year of the corporation, the treasurer shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of the immediately preceding fiscal year, and (b) a profit-and-loss statement showing the results of the operations of the corporation during said fiscal year. The treasurer shall place such balance sheet and profit-and-loss statement in the registered office of the corporation in the State of Florida. Upon receipt of a written request from any shareholder of the corporation, the treasurer shall mail to such requesting shareholder a copy of the most recent balance sheet and profit-and-loss statement of the company.

Section 8. REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by said board whenever in its judgment the best interest of the corporation will be served thereby. Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed, but the election or appointment of an officer or agent shall not of itself be deemed to create contract rights.

Section 9. VACANCIES. Any vacancy, however occurring, in any office of the corporation may be filled by action of the board of directors.

ARTICLE V

VOTING OF STOCK IN OTHER CORPORATIONS

Any stock in other corporations, which may, from time to time, be held by this corporation, may be represented and voted at any meeting of shareholders of such other corporations by the president of this corporation or by proxy executed by the president or a vice president in the name of the corporation with the corporate seal affixed and attested by the secretary or an assistant secretary of the corporation. The board of directors of the corporation shall determine the manner in which such stock in other corporations shall be voted; provided, however, that the investment advisor of the corporation may instruct voting of such stock in other corporations as provided in any management contract authorized by this corporation’s Articles of Incorporation.

ARTICLE VI

INDEMNIFICATION

Section 1. LIMITATION ON INDEMNIFICATION. Notwithstanding any provision or statement in these Bylaws to the contrary, no, indemnification shall be made by the corporation to any person where the actions for which indemnification is sought constitute willful misfeasance, bad faith, or gross negligence, in the performance of such person’s duties, or constitute reckless disregard of such person’s obligations and duties.

Section 2. INDEMNIFICATION GENERALLY. Subject to the limitation contained in Section 1 to this Article VI, the corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that its conduct was unlawful.

Section 3. INDEMNIFICATION IN ACTION BY OR ON BEHALF OF THE CORPORATION. Subject to the limitations contained in Section 1 of this Article VI, the corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation: provided, however, that the corporation shall make no indemnification for any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in review of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.

Section 4. INDEMNIFICATION FOR SUCCESSFUL DEFENDANT. The corporation shall reimburse for his actual and reasonable expense any person referred to in Sections 2 and 3 of this Article VI who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described in such Sections.

Section 5. DETERMINATION OF INDEMNIFICATION. Any indemnification under Sections 2 and 3 of this Article VI, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in such Section 2 and 3. Such determination shall be made by the board of directors of the corporation by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding or by the shareholders of the corporation by a majority vote of a quorum consisting of shareholders who are not parties to such action, suit or proceeding.

Section 6. PREPAYMENT OF EXPENSES. Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to indemnification by the corporation as authorized by this Article VI.

Section 7. INDEMNIFICATION INSURANCE. Upon approval of the board of directors, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status in any such capacity in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

Section 8. NOTICE TO SHAREHOLDERS OF INDEMNIFICATION. If any expenses or other amounts are paid by way of indemnification other than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the time of delivery to shareholders of a written notice of the next annual meeting of shareholders (unless such meeting is held within three months from the date of such payment) and, in any event, within fifteen (15) months from the date of such payment, deliver either personally or by United States mail to each shareholder of record of the corporation at the time of such payment entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid and the nature and status (at the time of such payment) of the litigation or threatened litigation.

Section 9. CERTAIN DEFINITIONS. As used in this Article VI, the word “expense” or “expenses” shall include without limitation counsel fees and disbursements and all other expenses (except any liability) relating to any claim, action, suit or proceeding. The word “liability” shall mean amounts of judgments, fines or penalties against, and amounts paid in settlement by, a director, officer or employee with respect to any claim, action, suit or proceeding.

Section 10. CONTINUING OBLIGATION FOR INDEMNIFICATION. Indemnification as provided in this Article VI shall continue as to any person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors, personal representatives and administrators of such person or such person’s estate.

Section 11. ADDITIONAL RIGHTS. The rights of indemnification provided in this Article VI shall be in addition to any rights to which any such director, officer, employee or agent may otherwise be entitled by contract or as a matter of law.

ARTICLE VII

CAPITAL STOCK

Section 1. ISSUANCE. Every holder of shares of the capital stock of the corporation shall be entitled to have a stock certificate representing all shares to which he or she is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. FORM. Certificates representing shares in the corporation shall contain upon the face thereof (a) the name of the corporation, (b) the name of the state under the laws of which the corporation is organized, (c) the name of the person or persons to whom issued, (d) the number of shares and class and designation of the series, if any, represented by the certificate and (e) the par value of each share represented by the certificate or a statement that the shares are without par value. Such certificates shall be signed by the president or a vice-president and the secretary or an assistant secretary, and may be sealed with the seal of the corporation or a facsimile thereof. Each certificate representing shares of the corporation shall additionally comply with all applicable requirements of the NASDAQ Global Market or any other exchange on which the shares represented by such certificate are listed.

Section 3. RESTRICTIONS. Every certificate representing shares of the capital stock of the corporation that are restricted as to sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize such restrictions upon the certificate, or shall state that the corporation will furnish to any shareholder, upon request and without charge, a full statement of such restrictions.

Section 4. SHARES WITHOUT CERTIFICATES.

(a) The corporation is authorized to issue some or all of the shares of any class or series of its capital stock without certificates. This authorization does not affect shares already represented by certificates unless and until they are surrendered to the corporation.

(b) Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required pursuant to Section 2 of this Article VII.

Section 5. LOST, STOLEN OR DESTROYED CERTIFICATES. In respect of any previously issued stock certificate that is alleged to have been lost, destroyed or wrongfully taken, the corporation shall issue either a new stock certificate or uncertificated shares in place of such lost, destroyed or wrongfully taken certificate; provided, that, the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate or uncertificated shares before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claims; (c) gives bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the board of directors of the corporation. When any certificate has been lost, apparently destroyed or wrongfully taken, if the owner of record of the certificate fails to notify this corporation within a reasonable time after notice that the certificate has been lost, destroyed or stolen, and if the proper officers or transfer agent of the corporation register a transfer of the certificate before receiving such notification, such prior owner of record shall be precluded from asserting against the corporation, any officer of the corporation and the transfer agent of the corporation, any claim for wrongful transfer of the certificate, any claim to a new certificate or any claim for rights normally accorded to shareholders of the corporation.

ARTICLE VIII

SEAL

Section 1. FORM AND USE. The corporate seal of the corporation shall bear the words and figures: “Exactech, Inc. - 1985, Florida”. The corporate seal shall be used under the direction of the board of directors.

ARTICLE IX

BANK ACCOUNTS AND CONTRACTS

Section 1. DEPOSITORIES. The money and funds of the corporation not otherwise invested by the board of directors shall be deposited by the treasurer in the name and to the credit of the corporation in such bank or banks as the board of directors shall select. All checks, drafts, notes and acceptances shall be signed by such officer or officers, agent or agents of the corporation and in such manner as the board of directors shall determine.

Section 2. CONTRACTS. Except as otherwise provided by the board of directors, contracts may be executed on behalf of the corporation by the president, and may be attested and the corporate seal affixed by the secretary. The board of directors may authorize the execution of contracts by such other officers, agents and employees as may be designated by them.

Section 3. DEPOSIT OF SECURITIES FOR SAFEKEEPING. To the extent permitted by law, the board of directors may from time to time deposit for safekeeping with one or more banks, trust companies or other financial institutions in the United States or elsewhere selected by the board of directors, any securities owned by the corporation and not otherwise deposited or pledged as security. Securities so deposited may be withdrawn from time to time only by such officer of the corporation, together with such additional officers and responsible employees, as the board of directors may designate by resolution for that purpose.

ARTICLE X

BOOKS AND RECORDS

Section 1. MAINTENANCE AND LOCATION. The corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its shareholders, board of directors and committees of directors. It shall likewise keep at its principal office a record of its shareholders giving the names and addresses of all shareholders, and the number, class and series of shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

Section 2. SHAREHOLDER’S INSPECTION RIGHTS. Shareholders shall be entitled to those inspection rights granted to shareholders under Section 607.1607 of the Florida Business Corporation Act.

Section 3. FINANCIAL INFORMATION. The corporation shall maintain in its register ice in the State of Florida for at least five (5) years following the fiscal years for which they were prepared, the balance sheets and profit-and-loss statements required to be prepared by the treasurer of the corporation pursuant to the provisions of Article IV, Section 6, of these Bylaws.

ARTICLE XI

DIVIDENDS

Section 1. DECLARATION AND PAYMENT. The board of directors of the corporation, from time to time, may declare and the corporation may pay dividends on its outstanding shares of capital stock, and such dividends may be paid in cash, property or additional shares of the corporation. Notwithstanding the foregoing sentence, no dividends shall be declared by the board of directors or paid when the corporation is insolvent, or when the payment of such dividends would render the corporation insolvent, or when the declaration or payment thereof would be contrary to any restrictions provided by the laws of Florida.

ARTICLE XII

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day in January of each calendar year, beginning in 1985, and end on the last day of each December following.

ARTICLE XIII

AMENDMENT

These Bylaws may be repealed or amended, and new Bylaws be adopted, by either the board of directors or the shareholders, except that Article III, Section 2, may be repealed or amended only by the shareholders. Likewise, the board of directors may not amend or repeal any other Bylaw subsequently adopted by the shareholders if the shareholders specifically provide that such Bylaw shall not be subject to amendment or repeal by the board of directors. The foregoing Bylaws were initially adopted by written Consent to Action of the Incorporator, Shareholders and Board of Directors of Exactech, Inc., as of November 11, 1985 and were amended by a vote of the Board of Directors and shareholders on, among other times, March 28, 1996. The Bylaws have been subsequently amended by a vote of the Board of Directors on November 29, 2007, March 19, 2010 and March 25, 2010.